EXHIBIT 10.42

FIRST AMENDMENT

TO THE

SOLUTIA 2008 RETIREE WELFARE PLAN

WHEREAS, Solutia Inc. (the “Company”) established the Solutia 2008 Retiree Welfare Plan (the “Plan”), generally effective as of February 28, 2008;

WHEREAS, by agreement executed January 14, 2008, the Company and Marshall & Ilsley Trust Company N.A. established the Solutia Retiree Welfare Trust (the “Trust”) effective February 28, 2008, in accordance with the First Amended & Restated Retiree Settlement Agreement dated July 10, 2007 (the “Settlement Agreement”) entered into in connection with the bankruptcy case filed on December 16, 2003 in the United States Bankruptcy Court for the Southern District of New York (Jointly Administered Case No. 03-17949 (PCB));

WHEREAS, the Company previously contributed cash and stock to the Trust, and the Trust is a source of funding for certain retiree medical, retiree life and disability benefits under the Plan;

WHEREAS, the Retiree Liaison Committee was formed under the Settlement Agreement and given the power to take certain actions on behalf of retirees, which includes the authority to review and negotiate over proposed Plan amendments and review and challenge the plan administrator’s calculation of medical expense contributions;

WHEREAS, the Company and the Retiree Liaison Committee have entered into that certain Agreement Regarding the Solutia Retiree Welfare Trust dated July 29, 2011 (the “2011 Trust Modification Agreement”); and

WHEREAS, the Company now desires to amend the Plan to reflect the terms of the 2011 Trust Modification Agreement;

NOW, THEREFORE, in accordance with the right and authority of the Company to amend the Plan as described in Section 16 of the Plan, the Company hereby amends the Plan in the following particulars, effective as of the dates specified herein:

1.         Section 3.3 of the Plan is hereby amended and restated in its entirety, effective as of January 1, 2011, as follows:

3.3  Defined Dollar Limit Amount.  The Defined Dollar Limit Amount shall be the difference between the Annual Cost Per Covered Group and the Defined Dollar Limit applicable to a Covered Group.

The Defined Dollar Limit applicable to a Pre-Spin Covered Group with respect to a Retired Employee or Dependent Spouse (for Groups IIB, V and VI) or Surviving Spouse who is not Medicare Eligible shall be determined by the following table:

COVERED GROUP	GROUPS IA, IB, IIA, IIB, IIIA, IIIB, IV, V, and VI
Retiree Only	$7,250
Dependent Spouse or Surviving Spouse Only	$5,750
Retiree & Spouse (both under 65)	$13,000
Retiree (under 65) & Spouse (over 65)	$9,250
Retiree & Child(ren)	$9,650
Retiree, Spouse (under 65) & Child(ren)	$15,400
Retiree (under 65), Spouse (over 65) & Children	$11,650
Spouse (under 65) & Child(ren) **Applicable only for Class IIA, IIB, 4, 5 and 6	$5,750

The Defined Dollar Limit applicable to a Pre-Spin Covered Group with respect to a Retired Employee or Surviving Spouse who is Medicare Eligible shall be determined by the following table:

COVERED GROUP	GROUPS IA and IIIA	GROUPS IB and IIIB	GROUPS IIA, IIB, IV, V, and VI
Retiree Only	$2,650	$2,450	$2,300
Surviving Spouse Only	$2,300	$2,125	$2,000
Retiree (over 65) & Spouse (under 65)	$8,400	$8,200	$8,050
Retiree & Spouse (both over 65)	$4,950	$4,575	$4,300
Retiree & Child(ren)	$5,050	$4,850	$4,700
Retiree, Spouse (under 65) & Child(ren)	$10,800	$10,600	$10,450
Retiree, Spouse (over 65) & Children	$7,350	$6,975	$6,700
Spouse (over 65) & Child(ren)	$4,700	$4,525	$4,400

The Defined Dollar Limit applicable to a Post-Spin Covered Group with respect to a Retired Employee or Dependent Spouse (for Groups IIB, V and VI) or Surviving Spouse who is not Medicare Eligible shall be determined by the following table:

COVERED GROUP	GROUPS IA, IB, IIA, IIB, IIIA, IIIB, IV, V, and VI
Retiree Only	$6,600
Dependent Spouse or Surviving Spouse Only	$5,100
Retiree & Spouse (both under 65)	$11,700
Retiree (under 65) & Spouse (over 65)	$7,950
Retiree & Child(ren)	$9,000
Retiree, Spouse (under 65) & Child(ren)	$14,100
Retiree (under 65), Spouse (over 65) & Children	$10,350
Spouse (under 65) & Child(ren) **Applicable only for Class IIA, IIB, 4, 5 and 6	$5,100

The Defined Dollar Limit applicable to a Post-Spin Covered Group with respect to a Retired Employee or Surviving Spouse who is Medicare Eligible shall be determined by the following table:

COVERED GROUP	GROUPS IA and IIIA	GROUPS IB and IIIB	GROUPS IIA, IIB, IV, V, and VI
Retiree Only	$2,000	$1,800	$1,650
Surviving Spouse Only	$1,650	$1,475	$1,350
Retiree (over 65) & Spouse (under 65)	$7,100	$6,900	$6,750
Retiree & Spouse (both over 65)	$3,650	$3,275	$3,000
Retiree & Child(ren)	$4,400	$4,200	$4,050
Retiree, Spouse (under 65) & Child(ren)	$9,500	$9,300	$9,150
Retiree, Spouse (over 65) & Children	$6,050	$5,675	$5,400
Spouse (over 65) & Child(ren)	$4,050	$3,875	$3,750

For an Employee who is not covered by a collective bargaining agreement and who becomes a Retired Employee after December 31, 2002 or the Dependent Spouse (for Groups IIB, V and VI) or Surviving Spouse of such a Retired Employee, the applicable Defined Dollar Limit shall be the amount determined under the above charts multiplied by a fraction, the numerator of which is the Retired Employee’s complete years of Service (but no more than 25) and the denominator of which is 25.

2.           Section 16.1(d) of the Plan is hereby amended, effective as of the date hereof, by restating the last sentence thereof to read as follows:

Conversely, if after the effective date of this Plan it is amended to add additional benefits or to reduce the costs of the Participant or Dependent, such additional benefits or cost reductions may be eliminated or reduced by subsequent amendments without materially and adversely affecting the benefits or costs of the Participant or Dependent; provided that any additional benefits or Participant or Dependent cost reductions resulting from that certain Agreement Regarding the Solutia Retiree Welfare Trust, dated July 29, 2011, by and between the Company and the Retiree Liaison Committee shall be outside the scope of this sentence.

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IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment to the Solutia 2008 Retiree Welfare Plan was duly adopted by the Company on July 29, 2011.

SOLUTIA INC. By: /s/Paul J. Berra III Name: Paul J. Berra III Title: Sr. V.P., General Counsel
Acknowledged and Accepted: RETIREE LIAISON COMMITTEE By: /s/Kenneth M. Kettler Name: Kenneth M. Kettler Title: Committee Chairman